Exhibit 99.1

Hercules Strengthens Growing Senior Leadership Team with Appointment of Mark Harris as Chief Financial Officer

A Veteran of Mezzanine and Direct Lending Sectors, Harris Brings More Than 20 Years of Experience Working with Public Companies

Palo Alto, Calif., June 10, 2015– Hercules Technology Growth Capital, Inc. (NYSE: HTGC) (“Hercules” or the “Company”), the leading specialty finance company focused on providing senior secured loans to venture capital-backed companies in technology-related industries, including technology, biotechnology, life sciences, and energy & renewable technology, at all stages of development, is pleased to announce the appointment of Mark Harris as Chief Financial Officer of the Company, effective August 1, 2015.

In addition to leading Hercules’ finance and accounting groups, Mr. Harris will also oversee the Company’s operations, investor relations and human resources teams. Mr. Harris will report directly to Manuel A. Henriquez, Chairman and Chief Executive Officer of Hercules.

“We are excited and look forward to having Mark join Hercules and are confident that he will be an exceptional addition to our growing team,” Henriquez stated. “With 20 years of experience working with and within public companies, as well as his investment knowledge of the direct lending and mezzanine space as Portfolio Manager at Avenue Capital, Mark will play an integral role in helping me lead Hercules through the next stage of its evolution. Further, Mark’s global debt investment expertise will add depth to our originations platform and greatly benefit Hercules’ growth strategy. We believe we are well-positioned for continued success going forward, and I’m excited to work with Mark as we focus on creating shareholder value.”

For the past eight years, Mr. Harris served as the Chief Financial Officer of Avenue Capital Group’s Asia Strategy and was its Senior Managing Director/Head of Asia. Prior to working at Avenue Capital, Mr. Harris served as the Corporate Financial Controller for Hutchinson Telecommunications, a NYSE and Stock Exchange of Hong Kong-listed company. Before that, he was Vice President of Finance at Vsource, a NASDAQ-listed company, and served as a Manager in PricewaterhouseCoopers’ Global Capital Markets Group before joining Vsource. Mr. Harris earned a Bachelor of Science degree in Business Administration from California Polytechnic State University, San Luis Obispo and an M.B.A. from the University of Chicago, Booth School of Business. He is also an active Certified Public Accountant in the state of California.

“I believe Hercules is by far the largest and most well-respected specialty finance company within the venture debt industry and possesses a long history of providing venture capital-backed companies with a broad range of flexible and customized financial solutions to help them meet their growth objectives,” said Harris. “I look forward to being a part of that tradition, and to helping Hercules continue to succeed and grow.”

About Hercules Technology Growth Capital, Inc.

Hercules Technology Growth Capital, Inc. (NYSE: HTGC) is the leading specialty finance company focused on providing senior secured loans to venture capital-backed companies in technology-related industries, including technology, biotechnology, life sciences, and energy & renewable technology, at all stages of development. Since inception (December 2003), Hercules has committed more than $5.2 billion to over 320 companies and is the lender of choice for entrepreneurs and venture capital firms seeking growth capital financing. Companies interested in learning more about financing opportunities should contact info@htgc.com, or call 650.289.3060.

Hercules’ common stock trades on the New York Stock Exchange under the ticker symbol “HTGC.”

In addition, Hercules has three outstanding bond issuances of 7.00% Senior Notes due April 2019, 7.00% Senior Notes due September 2019, and 6.25% Notes due July 2024, which trade on the NYSE under the symbols “HTGZ,” HTGY,” and “HTGX,” respectively.

Forward-Looking Statements

The information disclosed in this release is made as of the date hereof and reflects Hercules most current assessment of its historical financial performance. Actual financial results filed with the Securities and Exchange Commission may differ from those contained herein due to timing delays between the date of this release and confirmation of final audit results. These forward-looking statements are not guarantees of future performance and are subject to uncertainties and other factors that could cause actual results to differ materially from those expressed in the forward-looking statements including, without limitation, the risks, uncertainties, including the uncertainties surrounding the current market volatility, and other factors we identify from time to time in our filings with the Securities and Exchange Commission. Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. You should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this release are made as of the date hereof, and Hercules assumes no obligation to update the forward-looking statements for subsequent events.

Contact:

Michael Hara

Investor Relations and Corporate Communications

Hercules Technology Growth Capital, Inc.

(650) 433-5578 HT-HN

mhara@htgc.com

or

Muirfield Partners

Mickey Mandelbaum

(310) 785-0810

mickey@muirfieldpartners.com

or

Maya Pogoda

(310) 785-0810

maya@muirfieldpartners.com